Exhibit 99.1

Edgio, Inc. Launches Strategic Financial Restructuring to Facilitate Sale and Strengthen Operations

Enters into Stalking Horse Asset Purchase Agreement in Connection with Contemplated In-Court Sale Process

Files Voluntary Petitions for Chapter 11 Relief to Effectuate a Transaction

Committed to Continue Delivering with Excellence for Partners and Customers

Phoenix, Arizona – September 9, 2024 – Edgio, Inc. (Nasdaq: EGIO) and certain of its affiliates (collectively, “Edgio” or the “Company”), the platform of choice for security, speed, and simplicity, today announced that it has voluntarily filed for chapter 11 relief (the “Chapter 11 Cases”) in the United States Bankruptcy Court for the District of Delaware (the “Court”) to effectuate one or more sale transactions that should allow for the continued operation of the Company’s business under new ownership.

The Company enters this process with the support of its primary lender, Lynrock Lake Master Fund LP (“Lynrock”), to facilitate smooth and efficient completion of the Chapter 11 Cases. To anchor the sale process, Edgio has entered into a stalking horse asset purchase agreement with Lynrock, which has agreed to acquire assets of the Company through a credit bid in the amount of $110 million of the existing secured debt held by Lynrock. Prior to the commencement of the Chapter 11 Cases, the Company engaged in discussions with a number of interested parties with respect to a potential sale of all or part of the Company’s businesses and assets. In response to such interest, the Company intends to use a Court-supervised sale process to seek the highest or otherwise best bid for its assets, including its valuable individual business product offerings:

•	Edgio Applications and Security Suite

•	Securing high performance website and applications using AI for blue-chip customers globally

•	Edgio Uplynk Platform

•	Managed SaaS platform for streaming operations for the largest media, sports, and cable brands

•	Edgio Delivery

•	Leading edge network purpose-built for enterprises globally

Edgio’s award winning products and solutions have been recognized for their innovation and solid performance and are positioned to contribute to the rapidly evolving digital landscape. The Company is targeting the sale process to be completed in approximately 80 days, if not sooner.

“We are confident the flexibility gained through this process will enable the continued delivery of video streaming and web security solutions to our over 935 global customers who rely on us daily,” said Todd Hinders, Chief Executive Officer, Edgio.

Edgio has also entered into an agreement to receive approximately $15.6 million in principal amount of funded debtor-in-possession (“DIP”) financing from Lynrock that, following approval by the Court, is expected to ensure continuity of delivering its products to customers in the ordinary course throughout the sale process and chapter 11 cases. To avoid any disruption to its operations, Edgio has also filed standard “first day” motions in the chapter 11 cases, seeking court approval to continue supporting its operations throughout the sale process.

These motions, upon approval, will help facilitate the continued payment of employee wages and benefits, enable payments to critical vendors and other relief measures customary in these circumstances.

Additional information is available through the Company’s claims agent, Omni Agent Solutions, at https://omniagentsolutions.com/Edgio. Stakeholders with questions can email EdgioInquiries@OmniAgnt.com or call 866-989-3041 (U.S. &Canada toll free) or 818-528-5958 (International).

Forward-Looking Statements Disclaimer

This press release contains “forward-looking statements” within the meaning of the federal securities laws. A reader can identify forward-looking statements because they are not limited to historical fact or they use words such as “expects,” “estimates,” “intends,” and similar expressions that concern the Company’s strategy, plans, intentions or beliefs about future occurrences or results, including without limitation, statements regarding the Company’s current expectations and intentions with respect to the filing of its Chapter 11 Cases and the asset purchase agreement with Lynrock. It is very difficult to predict the effect of known factors, and the Company cannot anticipate all factors that could affect actual results that may be important to an investor. All forward-looking information should be evaluated in the context of these risks, uncertainties and other factors, including: risks attendant to the bankruptcy process, including the Company’s ability to obtain court approval from the Court with respect to motions or other requests made to the Court throughout the course of the Chapter 11 Cases; the Company Parties’ ability to negotiate and confirm a sale of its assets under Section 363 of the Chapter 11 of the U.S. Bankruptcy Code; the effects of the Chapter 11 Cases on the Company’s liquidity (including the availability of operating capital during the pendency of the Chapter 11 Cases), results of operations, business prospects and costs, including increased legal and other professional costs necessary to facilitate the Chapter 11 Cases; the effects of the Chapter 11 Cases on the interests of various constituents and financial stakeholders; the length of time that the Company will operate under Chapter 11 protection and the continued availability of operating capital during the pendency of the Chapter 11 Cases; objections to the Company’s restructuring process or other pleadings filed that could protract the Chapter 11 Cases; risks associated with third-party motions in the Chapter 11 Cases; Court rulings in the Chapter 11 Cases and the outcome of the Chapter 11 Cases in general; the Company’s ability to comply with the restrictions imposed by the terms and conditions of its financing arrangements; employee attrition and the Company’s ability to retain senior management and other key personnel due to the distractions and uncertainties; the Company’s ability to maintain relationships with suppliers, customers, employees and other third parties and regulatory authorities as a result of the Chapter 11 Cases; the impact and timing of any cost-savings measures and related local law requirements in various jurisdictions; finalization of the Company’s annual and quarterly financial statements; risks relating to the delisting of the Company’s common stock from the Nasdaq Capital Market and future quotation of the Company’s common stock; the impact of litigation and regulatory proceedings; the impact and timing of any cost-savings measures, and other factors, including those factors disclosed in our SEC filings, those factors disclosed under “Risk Factors” in the Company’s Annual Report on Form 10-K filed with the SEC on June 29, 2023 and the Company’s Quarterly Reports on Form 10-Q filed with the SEC on August 15, 2023, September 12, 2023 and November 16, 2023. Copies of these filings are available online on our investor relations website at investors.edg.io and on the SEC website at www.SEC.gov. All information provided in this release and in the attachments is as of the date of this release, and we undertake no duty to update this information in light of new information or future events, unless required by law.

Advisors

Milbank LLP and Richards, Layton & Finger are serving as legal advisors, Riveron is serving as financial restructuring advisor, TD Cowen is serving as investment banker, and C Street Advisory Group is serving as strategic communications advisor to the Company.

About Edgio, Inc.

Edgio (NASDAQ: EGIO) helps companies deliver online experiences and content faster, safer, and with more control. Our developer-friendly, globally scaled edge network, combined with our fully integrated application and media solutions, provide a single platform for the delivery of high-performing, secure web properties and streaming content. Through this fully integrated platform and end-to-end edge services, companies can deliver content quicker and more securely, thus boosting overall revenue and business value. To learn more, visit edg.io and follow us on Twitter, LinkedIn and Facebook.

Media Contact:

Edgio

C Street Advisory Group

Edgio@thecstreet.com